Exhibit 99.1

Echo Global Logistics Reports Second Quarter 2020 Results
CHICAGO, July. 22, 2020 /PRNewswire/ -- Echo Global Logistics, Inc. (NASDAQ: ECHO), a leading provider of technology-enabled transportation management services, today reported financial results for the quarter ended June 30, 2020.
"The second quarter was one of the most volatile we've ever seen, with market conditions changing dramatically in just three short months," said Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer at Echo. Mr. Waggoner continued, "I'm pleased with our team's ability to respond and encouraged by the increasing business volume we've seen in the second half of the quarter and continuing into July."

Second Quarter 2020 Highlights
•Revenue decreased 7.1% to $514.7 million from the second quarter of 2019; Net revenue(1) decreased 12.5% to $88.0 million from the second quarter of 2019
•Truckload ("TL") volume increased 3.3% from the second quarter of 2019
•Less than truckload ("LTL") revenue decreased 14.2% to $141.6 million from the second quarter of 2019; TL revenue decreased 2.8% to $352.2 million from the second quarter of 2019
•Managed Transportation revenue decreased 6.1% to $117.9 million and Transactional revenue decreased 7.3% to $396.8 million from the second quarter of 2019
•Net revenue margin(1) decreased to 17.1% in the second quarter of 2020 from 18.2% in the second quarter of 2019
•Net income decreased to $1.0 million, compared to $5.1 million in the second quarter of 2019
•Fully diluted EPS decreased to $0.04 in the second quarter of 2020; non-GAAP fully diluted EPS(1) decreased to $0.19 in the second quarter of 2020
•Adjusted EBITDA(1) declined 35.9% to $14.8 million, compared to $23.1 million in the second quarter of 2019
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(1)Represents a non-GAAP financial measure. For the definition and a discussion of each non-GAAP financial measure contained in this release, see "Non-GAAP Financial Measures." For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see the "Reconciliation of Non-GAAP Financial Measures" section of this release.

Summarized financial results and select operating metrics are as follows:

	Three Months Ended June 30,
Dollars in millions, except per share data	2020	2019	% change
	(unaudited)
Transactional revenue	$396.8	$428.2	(7.3)%
Managed Transportation revenue	117.9	125.6	(6.1)%
Revenue	514.7	553.8	(7.1)%

Transportation costs	426.7	453.2	(5.8)%
Net revenue(1)	88.0	100.6	(12.5)%

Commission expense	26.6	31.1	(14.4)%
Change in contingent consideration	(0.1)	0.2	(138.1)%
Stock compensation expense	2.3	2.4	(4.4)%
Other selling, general and administrative	46.6	46.5	0.4%
Selling, general and administrative expenses	75.5	80.1	(5.8)%

Depreciation	7.0	6.8	4.1%
Amortization	2.8	3.0	(8.8)%
Depreciation and amortization	9.8	9.8	0.1%

Income from operations	2.8	10.7	(74.1)%

Cash interest expense	1.2	1.3	(12.5)%
Non-cash interest expense	0.2	2.2	(90.0)%
Interest expense	1.4	3.6	(60.7)%
Income before provision for income taxes	1.4	7.1	(80.8)%
Income tax expense	(0.4)	(2.1)	(79.9)%
Net income	$1.0	$5.1	(81.2)%

Fully diluted EPS	$0.04	$0.19	(80.8)%
Diluted shares	26.2	26.8
Note: Amounts may not foot due to rounding.
(1)See the "Reconciliation of Non-GAAP Financial Measures" and "Non-GAAP Financial Measures" sections of this release.

Reconciliation of Non-GAAP Financial Measures	Three Months Ended June 30,
Dollars in millions, except per share data	2020	2019	% change
	(unaudited)
Revenue	$514.7	$553.8	(7.1)%
Transportation costs	426.7	453.2	(5.8)%
Net revenue(1)	$88.0	$100.6	(12.5)%

Net income	$1.0	$5.1	(81.2)%
Depreciation	7.0	6.8	4.1%
Amortization	2.8	3.0	(8.8)%
Non-cash interest expense	0.2	2.2	(90.0)%
Cash interest expense	1.2	1.3	(12.5)%
Income tax expense	0.4	2.1	(79.9)%
EBITDA(1)	$12.6	$20.5	(38.6)%
Change in contingent consideration	(0.1)	0.2	(138.1)%
Stock compensation expense	2.3	2.4	(4.4)%
Adjusted EBITDA(1)	$14.8	$23.1	(35.9)%

Fully diluted EPS	$0.04	$0.19	(80.8)%
Change in contingent consideration	(0.00)	0.01	(138.9)%
Amortization	0.11	0.11	(6.8)%
Non-cash interest expense	0.01	0.08	(89.8)%
Stock compensation expense	0.09	0.09	(2.3)%
Tax effect of adjustments	(0.05)	(0.06)	(26.3)%
Non-GAAP fully diluted EPS(1)	$0.19	$0.42	(54.9)%

Operating Metrics
Net revenue margin(1)	17.1%	18.2%	(106)	bps
Total employees	2,450	2,672	(8.3)%
Sales employees and agents	1,586	1,805	(12.1)%
TL revenue %	68.4%	65.4%	301	bps
LTL revenue %	27.5%	29.8%	(230)	bps
Note: Amounts may not foot due to rounding.
(1)See the "Non-GAAP Financial Measures" section of this release for the definition and a discussion of each Non-GAAP financial measure.

2020 Third Quarter and Full Year Guidance
"We are encouraged by our continued ability to take market share and expect revenue for the third quarter to be between $565 and $615 million,” said Kyle Sauers, Chief Financial Officer at Echo.

Conference Call
A conference call, with accompanying presentation slides, will be broadcast live on July 22, 2020 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference "Echo Global Logistics." To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 4959189. The audio replay will be available through July 29, 2020.

Non-GAAP Financial Measures
This release includes the following financial measures defined as "Non-GAAP financial measures" by the Securities and Exchange Commission (the "SEC"): Net revenue, net revenue margin, EBITDA, Adjusted EBITDA and Non-GAAP fully diluted EPS. Net revenue is calculated as revenue less transportation costs. Net revenue margin is calculated as net revenue (as previously defined) divided by revenue. EBITDA is defined as net income excluding the effects of depreciation, amortization, cash and non-cash interest expense and income taxes. Adjusted EBITDA is defined as EBITDA (as previously defined) excluding the changes in contingent consideration and stock compensation expense. Non-GAAP fully diluted EPS is defined as fully diluted EPS excluding changes in contingent consideration, amortization, non-cash interest expense, stock compensation expense and the tax effect of these adjustments. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company's ongoing business.
Net revenue, net revenue margin, EBITDA, Adjusted EBITDA and Non-GAAP fully diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see "Reconciliation of Non-GAAP Financial Measures" included in this release.

Forward-Looking Statements
All statements made in this release, other than statements of historical fact, are or may be deemed to be forward-looking statements. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. These statements are based on current plans and expectations of Echo Global Logistics and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Information concerning these risks, uncertainties and other factors is contained under the headings "Risk Factors" and "Forward-Looking Statements" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the SEC.

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
In thousands, except per share data	(unaudited)		(unaudited)
Revenue	$514,719	$553,775	$1,065,768	$1,091,858

Costs and expenses:
Transportation costs	426,674	453,173	887,815	892,489
Selling, general and administrative expenses	75,481	80,138	155,135	160,333
Depreciation and amortization	9,804	9,793	19,596	19,261
Income from operations	2,761	10,672	3,222	19,775
Interest expense	(1,398)	(3,555)	(4,186)	(6,968)
Income (Loss) before provision for income taxes	1,363	7,117	(965)	12,807
Income tax expense	(412)	(2,050)	(1,017)	(4,244)
Net income (loss)	$951	$5,067	$(1,981)	$8,564

Basic earnings (loss) per share	$0.04	$0.19	$(0.08)	$0.32
Diluted earnings (loss) per share	$0.04	$0.19	$(0.08)	$0.32
Note: Amounts may not foot due to rounding.

Echo Global Logistics, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
In thousands	(unaudited)
Cash and cash equivalents	$35,438	$34,626
Accounts receivable, net of allowance for doubtful accounts	304,865	286,989
Other current assets	11,744	14,578
Total noncurrent assets	477,616	490,473
Total assets	$829,664	$826,666

Accounts payable	$213,760	$187,524
Other current liabilities	39,633	42,885
Long-term debt, net	143,822	—
Convertible notes, net	—	156,298
Other noncurrent liabilities	55,031	56,646
Stockholders’ equity	377,417	383,312
Total liabilities and stockholders’ equity	$829,664	$826,666
Note: Amounts may not foot due to rounding.

Echo Global Logistics, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2020	2019
In thousands	(unaudited)
Net cash provided by operating activities	$35,760	$51,206
Net cash used in investing activities	(10,184)	(13,198)
Net cash used in financing activities	(24,763)	(62,266)
Increase/(Decrease) in cash and cash equivalents	813	(24,259)
Cash and cash equivalents, beginning of period	34,626	40,281
Cash and cash equivalents, end of period	$35,438	$16,022
Note: Amounts may not foot due to rounding.

About Echo Global Logistics
Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading Fortune 1000 provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 50,000 transportation providers to serve 35,000 clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.
ECHO: Earnings
INVESTOR RELATIONS CONTACTS:
Kyle Sauers
Chief Financial Officer
Echo Global Logistics
312-784-7695
Zach Jecklin
SVP of Strategy
Echo Global Logistics
312-784-2046

MEDIA CONTACT:
Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132